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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

         DATE OF REPORT (Date of earliest event reported): July 24, 2002

                              NEUBERGER BERMAN INC.
             (Exact name of registrant as specified in its charter)

                        COMMISSION FILE NUMBER 001-15361

                  DELAWARE                              06-1523639
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                 Identification No.)

                                605 Third Avenue
                               New York, NY 10158
                    (Address of principal executive offices)

                                 (212) 476-9000
              (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS

      On July 24, 2002, Neuberger Berman Inc. (the "Corporation"), issued a press release with respect to its results of operations for the second quarter ended June 30, 2002. A copy of the press release issued by the Corporation is attached as Exhibit 99.1 and incorporated herein by reference.

      On July 24, 2002, the Corporation announced that its Board of Directors declared the Corporation's cash dividend for the second quarter of 2002, in the amount of $0.075 per share. The dividend will be payable on August 13, 2002, to stockholders of record at the close of business on August 1, 2002. A copy of the press release issued by the Corporation is attached as
      Exhibit 99.2 and incorporated herein by reference.

      On July 24, 2002, the Corporation also announced that it will adopt the expense recognition provisions of recording the fair value of stock options it grants, commencing January 2003. A copy of the press release is attached as Exhibit 99.3 and incorporated herein by reference.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits

    Exhibit No.      Document

    (99)             Additional Exhibits

    99.1 Press release issued by the Corporation on July 24, 2002, with respect to results of operations for the second quarter ended June 30, 2002.

    99.2 Press release issued by the Corporation on July 24, 2002, with respect to the declaration of its second quarter cash dividend.

    99.3 Press release issued by the Corporation on July 24, 2002, reporting that it will adopt the expense recognition provisions of recording the fair value of stock options it grants, commencing January 2003.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                Neuberger Berman Inc.
                                                (Registrant)

     Date:   July 24, 2002                      By: /s/ Matthew S. Stadler
                                                    ----------------------
                                                    Matthew S. Stadler
                                                    Chief  Financial Officer


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EXHIBIT INDEX

    99.1 Press release issued by Neuberger Berman Inc. on July 24, 2002, with respect to the results of operations for the second quarter ended June 30, 2002.

    99.2 Press release issued by Neuberger Berman Inc. on July 24, 2002, with respect to the declaration of its second quarter cash dividend.

    99.3 Press release issued by Neuberger Berman Inc. on July 24, 2002, announcing that it will adopt the expense recognition provisions of recording the fair value of stock options it grants, commencing January 2003.